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                            SARA LEE CORPORATION
                    EXECUTIVE DEFERRED COMPENSATION PLAN



                                 SECTION 1

                               INTRODUCTION

     1.1 THE PLAN AND ITS EFFECTIVE DATE. The Sara Lee Corporation Executive Deferred Compensation Plan ("Plan") is established as of August 26, 1998 (the "Effective Date").

     1.2 PURPOSE. Prior to the Effective Date, Sara Lee Corporation (the "Company") maintained a number of non-qualified, unfunded plans of deferred compensation for select groups of management and highly compensated employees of the Company and participating subsidiaries of the Company (individually a "Prior Plan" and collectively, the "Prior Plans"). The Plan is established by the Company to consolidate all Prior Plans into a uniform and comprehensive plan of deferred compensation for Eligible Employees. Accordingly, the provisions of the Plan amend and supercede the provisions of all Prior Plans with respect to compensation deferred under those Prior Plans prior to the Effective Date; provided, that any elections and beneficiary designations made under the Prior Plans shall remain in effect under the Plan. The Plan is intended to be a top-hat plan described in Section 201(2) of the Employee Retirement Income Security Act of 1974 ("ERISA").

     1.3 ADMINISTRATION. The Plan shall be administered by the Compensation and Employee Benefits Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have the powers set forth in the Plan and the power to interpret its provisions. Any decisions of the Committee shall be final and binding on all persons with regard to the Plan. The Committee may delegate its authority hereunder to the Senior Vice President, Human Resources of the Company or to such other officers of the Company as it may deem appropriate.

     1.4 PLAN YEAR. The Plan shall be administered on the basis of the calendar year (the "Plan Year").


                                 SECTION 2

                   PARTICIPATION AND DEFERRAL ELECTIONS

     2.1 ELIGIBILITY AND PARTICIPATION. Subject to the conditions and limitations of the Plan, all "A", "B" and "C" level executives of the Company or an Employer (as defined in Section 7) on a U.S. payroll and such other executives of the Company or an Employer who are identified as eligible by the Committee shall be eligible to participate in the Plan ("Eligible Employees"). Any Eligible Employee who makes a Deferral Election as described in Section 2.2 below shall become a participant in the Plan ("Participant") and shall remain a Participant until the entire balance of his Deferral Account (defined in Section 4.1 below) is distributed to him. Notwithstanding the foregoing, any individual who was a participant in a Prior Plan as of the Effective Date shall be considered a Participant in the Plan as of the Effective Date.

     2.2 RULES FOR DEFERRAL ELECTIONS. Any Eligible Employee may make irrevocable elections to defer receipt of his Incentive Payments, Annual Bonus, and/or Annual Base Salary (as these terms are defined in Section 2.3) (each such election shall be referred to as a "Deferral

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Election" and the amount deferred pursuant to such an election the
"Deferral") for a Plan Year in accordance with the rules set forth below.

          (a) An Eligible Employee shall be eligible to make a Deferral Election only if he is an active, regular, full-time employee on the date such election is made.

          (b) For each Plan Year,an Eligible Employee may make no more than one Deferral Election for each of the Eligible Employee's Incentive Payments and Annual Bonus and such number of Deferral Elections with respect to the Eligible Employee's Annual Base Salary as the Committee may prescribe.

          (c) All Deferral Elections must be made in writing on such forms as the Committee may prescribe and must be received by the Committee no later than the date specified by the Committee. In no event will the date specified by the Committee with respect to an Incentive Payment or an Annual Bonus be later than the end of the Plan Year preceding the Plan Year in which the Incentive Payment or Annual Bonus is anticipated to be paid. Any Deferral Election with respect to an Eligible Employee's Annual Base Salary shall only apply to that portion of the Eligible Employee's Base Salary remaining to be paid for service during the Plan Year after the date the Deferral Election is made.

          (d) As part of each Deferral Election, the Eligible Employee must specify the date on which the Deferral will be paid (a "Distribution Date"). The Distribution Dates specified in an Eligible Employee's Deferral Elections may, but need not necessarily, be the same for all Deferrals. Except as provided in subsection (f) below, each Distribution Date is irrevocable and shall apply only to that portion of the Participant's Deferral Account which is attributable to the Deferral.

          (e) The Distribution Date selected by an Eligible Employee shall not be earlier than the January 1 immediately following the first anniversary of the date on which the Deferral Election is made.

          (f) A Participant may make an irrevocable election to extend a Distribution Date (a "Re-Deferral Election"); provided, that no Re-Deferral Election shall be effective unless
               (i) the Committee receives the election prior to the December 1 of the Plan Year preceding the Plan Year in which the Distribution Date to be changed occurs, and (ii) the new Distribution Date is not earlier than the January 1 immediately following the first anniversary of the date the Re-Deferral Election is made. All Re-Deferral Elections must be made in writing on such forms and pursuant to such rules as the Committee may prescribe.

          (g) As part of each Deferral Election, an Eligible Employee must elect the form in which the Deferral will be paid beginning on the selected

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               Distribution Date.  The Deferral may be paid in a single
               lump sum or in substantially equal annual installments over a period not exceeding ten years as provided under
               Section 5.1. Except as provided in Section 5.1, an Eligible Employee's election as to the time and method of payment shall be irrevocable. If the Participant elects an installment method of payment the Distribution Date must be January 1.

          (h) As part of each Deferral Election, an Eligible Employee must elect the investment alternatives that shall apply to the Deferral in accordance with Section 4.2.

          (i) A Deferral Election shall be irrevocable; provided, that if the Committee determines that a Participant has an Unforeseeable Financial Emergency (as defined in
               Section 5.7), then the Participant's Deferral Elections then in effect shall be revoked with respect to all amounts not previously deferred.

     2.3 AMOUNTS DEFERRED. An Eligible Employee may make a Deferral Election to defer receipt of the following amounts:

          (a) All or any portion not less than 25 percent of the Eligible Employee's payments due under a long-term performance incentive plan of the Company or an Employer (an "Incentive Payment").

          (b) All or any portion not less than 25 percent of the Eligible Employee's annual bonus for a year due under an annual bonus plan or any other short-term incentive plan of the Company or an Employer (an "Annual Bonus").

          (c) All or any portion of the Eligible Employee's Annual Base Salary. "Annual Base Salary" shall mean the regular rate of compensation to be paid to the Eligible Employee for services rendered during the Plan Year excluding severance or termination payments, commissions, foreign service payments, payments for consulting services and such other unusual or extraordinary payments as the Committee may determine.

          (d) Such other bonuses and incentive payments under any plan or arrangement established by the Company or an Employer as the Committee may designate as compensation eligible for deferral under this Plan in such increments and subject to such limitations and restrictions as the Committee may establish.


                                 SECTION 4

                             DEFERRAL ACCOUNTS

     4.1 DEFERRAL ACCOUNTS. All amounts deferred pursuant to a Participant's Deferral Elections under the Plan shall be allocated to a bookkeeping account in the name of the Participant

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     "(Deferral Account") and the Committee shall maintain a separate subaccount under a Participant's Deferral Account for each Deferral. Deferrals shall be credited to the Deferral Account as of the Deferral Crediting Date coinciding with or next following the date on which, in the absence of a Deferral Election, the Participant would otherwise have received the Deferral. A "Deferral Crediting Date" shall mean the business day coinciding with or next following the 15th day of each calendar month and the business day coinciding with or next following the last day of each calendar month.

     4.2 INVESTMENT ALTERNATIVES. A Participant must make an investment election at the time of each Deferral Election. The investment election must be made in writing on such forms and pursuant to such rules as the Committee may prescribe, subject to paragraph 4.3, and shall designate the portion of the Deferral which is to be treated as invested in each investment alternative.
The two investment alternatives shall be as follows:

          (a)  STOCK EQUIVALENT ACCOUNT.  Under the Stock
               Equivalent Account, the value of the Participant's Deferral shall be determined as if the Deferral were invested in Sara Lee common stock equivalents as of the Deferral Crediting Date. The number of Sara Lee common stock equivalents to be credited to the Participant's Deferral Account and appropriate subaccounts on each Deferral Crediting Date shall be determined by dividing the Deferral to be "invested" on that date by the average of the high and low quotes of Sara Lee common stock on the applicable day on the New York Stock Exchange Composite Transaction Tape ("Market Value"). Fractional stock equivalents will be computed to two decimal places.
               An amount equal to the number of common stock equivalents multiplied by the dividend paid on Sara Lee common stock on each dividend payment date shall be credited to the Participant's Deferral Account and appropriate subaccount as of the Deferral Crediting Date coincident with or next following the dividend payment date and "invested" in additional common stock equivalents as though such dividend credits were a Deferral. The number of shares of Sara Lee common stock to be paid to a Participant on a Distribution Date shall be equal to the number of common stock equivalents accumulated in the Stock Equivalent Account on the Distribution Date divided by the total of the payments to be made. All payments from the Stock Equivalent Account shall be made in whole shares of Sara Lee common stock with fractional shares credited to federal income taxes withheld.

          (b) INTEREST ACCOUNT. Under the Interest Account, interest will be credited to the Participant's
               Deferral Account as of the business day coinciding with or next following each June 30 and December 31
               (a "Valuation Date") and on the date the final payment of a Deferral is to be made based on the balance in the Participant's Deferral Account deemed invested in the Interest Account on the Valuation Date or such final payment date. The rate of interest to be credited for a Plan

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               Year will be set at the beginning of each Plan Year
               based on the current cost to the Company of issuing five-year maturity debt. If installment payments are elected, the amount to be paid to the Participant on a Distribution Date shall be determined as follows: the amount of the principal payment of each installment shall be determined by dividing the current principal balance by the number of remaining installment payments and the amount of the interest payment shall be determined by dividing the current interest balance by the number of remaining installment payments. All payments from the Interest Account shall be made in cash.

     4.3 INVESTMENT ELECTIONS AND CHANGES. A Participant's investment elections shall be subject to the following rules:

          (a) Except as provided in subsection (b) below with respect to Incentive Payments that would have been paid in the form of Sara Lee common stock, if the Participant fails to make an investment election with respect to a Deferral, the Deferral shall be deemed to be invested in the Interest Account.

          (b) Any Deferral attributable to an Incentive Payment in the form of Sara Lee common stock, restricted or otherwise, shall automatically be deemed to be invested in the Stock Equivalent Account.

          (c) All investments in the Stock Equivalent Account shall be irrevocable.

          (d) A Participant may elect to transfer amounts invested in the Interest Account to the Stock Equivalent Account as of any Valuation Date by filing an investment change election with the Committee prior to the Valuation Date the change is to become effective. The amount elected to be transferred to the Stock Equivalent Account shall be treated as invested in Sara Lee common stock equivalents as of the Valuation Date and the number of Sara Lee common stock equivalents to be credited to the Participant's Deferral Account and appropriate subaccounts as of the Valuation Date shall be determined by dividing the amount to be transferred by the Market Value on such Valuation Date.

          (e) Until invested as of the Deferral Crediting Date in either the Interest Account or Stock Equivalent Account, a Participant's Deferral shall be credited with interest in such amount as the Committee may determine.

     4.4 VESTING. A Participant shall be fully vested at all times in the balance of his Deferral Account.

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                                  SECTION 5

                             PAYMENT OF BENEFITS

     5.1 TIME AND METHOD OF PAYMENT. Payment of a Participant's Deferral shall be made in a single lump sum or shall commence in installments as elected by the Participant in the Deferral Election. A Participant may make a one-time election after the original Deferral Election to change the method of payment elected by the Participant; provided, that such election shall not be effective unless the election to change the method of payment is received by the Committee prior to the December 1 of the Plan Year preceding the Plan
Year in which the Distribution Date specified in the original Deferral
Election occurs. If a Participant's Deferral Account is payable in a single lump sum, the payment shall be made as soon as practicable following the Distribution Date but not later than 30 days following the Distribution Date.
If a Participant's Deferral is payable in installment payments, then the Participant's Deferral shall be paid in substantially equal annual installments over the period as elected by the Participant in the Deferral Election commencing as soon as practicable following the Distribution Date but not later than 30 days following the Distribution Date.

     5.2 PAYMENT UPON TOTAL DISABILITY. In the event a Participant becomes totally disabled before all amounts credited to his Deferral Account have been paid, payment of the Participant's Deferral Account shall be made or shall commence in the form of payment elected by the disabled Participant; provided, that the disabled Participant requests payment in writing within 180 days of becoming disabled. If such a request is not made, the disabled Participant's Deferrals will be paid pursuant to the Deferral Elections and the normal provisions of the Plan. A Participant will be considered to be totally disabled for purposes of the Plan if the Participant is determined to be totally disabled under the Company's disability plan applicable to the Participant.

     5.3 PAYMENT UPON RETIREMENT OR OTHER TERMINATION OF EMPLOYMENT. A Participant's Deferral Account shall continue to be maintained for the benefit of the Participant and Deferrals shall be paid in accordance with the Participant's Deferral Elections in the event the Participant retires or otherwise terminates employment with the Company for any reason before the entire balance in the Participant's Deferral Account has been paid.

     5.4 PAYMENT UPON DEATH OF A PARTICIPANT. In the event a Participant dies before all amounts credited to his Deferral Account have been paid, payment of the Participant's Deferral Account shall be made or shall commence in the form of payment elected by the Participant's Beneficiary or the Executor/Executrix of the Participant's estate; provided, that the request is made in writing within 180 days of the Participant's death. If such a request is not made, the deceased Participant's Deferrals will be paid pursuant to the Deferral Elections and the normal provisions of the Plan.

     5.5 BENEFICIARY. A Participant's Beneficiary shall mean the individual(s) or entity designated by the Participant to receive the balance of the Participant's Deferral Account in the event of the Participant's death prior to the payment of his entire Deferral Account. To be effective, any Beneficiary designation shall be filed in writing with the Committee. A Participant may revoke an existing Beneficiary designation by filing another written Beneficiary designation with the Committee. The latest Beneficiary designation received by the Committee shall be controlling. If no Beneficiary is named by a Participant or if he survives all of his named Beneficiaries, the Deferral Account shall be paid in the following order of precedence:

          (1)  the Participant's spouse;

          (2) the Participant's children (including adopted children), per stirpes; or

          (3)  the Participant's estate.

     5.6 FORM OF PAYMENT. The payment of that portion of a Deferral deemed to be invested in the Interest Account shall be made in cash. The distribution of that portion of a Deferral deemed to be invested in the Stock Equivalent Account shall be distributed in whole shares of Sara Lee common stock with fractional shares credited to federal income taxes withheld.

     5.7 UNFORESEEABLE FINANCIAL EMERGENCY. If the Committee or its designee determines that a Participant has incurred an Unforeseeable Financial Emergency (as defined below), the Participant may withdraw in cash and/or stock the portion of the balance of his Deferral Account needed to satisfy the Unforeseeable Financial Emergency, to the extent that the Unforeseeable Financial Emergency may not be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. An "Unforeseeable Financial Emergency" is a severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant; (ii) loss of the Participant's property due to casualty; or
(iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Committee. A withdrawal on account of an Unforeseeable Financial Emergency shall be paid as soon as possible following the date on which the withdrawal is approved.

     5.8 EARLY WITHDRAWAL WITH PENALTY. Notwithstanding the other provisions of the Plan to the contrary, a Participant may request a withdrawal from his Deferral Account by filing a request with the Committee or its designee in writing. Payment will be made to the Participant within 30 days of the approval of such a request. Any withdrawal under this provision will be charged with a 10 percent early withdrawal penalty which will be withheld from the amount withdrawn and forfeited as provided in Section 6.5.

     5.9 WITHHOLDING OF TAXES. The Company shall withhold any applicable Federal, state or local income tax from payments due under the Plan. The Company shall also withhold Social Security taxes, including the Medicare portion of such taxes, and any other employment taxes as necessary to comply with applicable laws.

     5.10 SMALL AMOUNTS. For any Participant who first becomes a Participant in the Plan on or after the Effective Date and was not a participant in a Prior Plan, notwithstanding any election by the Participant regarding the timing and manner of payment of his Deferrals, in the event of a Participant's retirement or other termination of employment, the Employer may elect to pay the Participant a lump sum distribution of the entire value of the Participant's Deferral Account; provided, that the value is less than ten thousand dollars ($10,000) determined as of the Valuation Date coinciding with or immediately following the Participant's termination of employment.

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                                  SECTION 6

                                MISCELLANEOUS

     6.1 FUNDING. Benefits payable under the Plan to any Participant shall be paid directly by the Participant's Employer (including the Company if the Participant is employed by the Company). The Company and the Employers shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. Notwithstanding the foregoing, the Company and the Employers, in the discretion of the Committee, may maintain one or more grantor trusts ("Trust") to hold assets to be used for payment of benefits under the Plan. The assets of the Trust with respect to benefits payable to the employees of each Employer shall remain the assets of such Employer subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Participant under the Plan shall be considered payment by the Company or the Employer and shall discharge the Company or the Employer of any further liability under the Plan for such payments.

     6.2 ACCOUNT STATEMENTS. As soon as practical after the end of each calendar year (or after such additional date or dates as the Committee, in its discretion, may designate), each Participant shall be provided with a statement of the balance of his Deferral Account hereunder as of the last day of such calendar year (or as of such other dates as the Committee, in its discretion, may designate).

     6.3 EMPLOYMENT RIGHTS. Establishment of the Plan shall not be construed to give any Eligible Employee the right to be retained in the Company's service or to any benefits not specifically provided by the Plan.

     6.4 INTERESTS NOT TRANSFERABLE. Except as to withholding of any tax under the laws of the United States or any state or locality and the provisions of
Section 5.9, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or his spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

     6.5 FORFEITURES AND UNCLAIMED AMOUNTS. Unclaimed amounts shall consist of the amounts of the Deferral Account of a Participant that are not distributed because of the Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary, as applicable, within a period of two (2) years after the Distribution Date upon which the payment of any benefits becomes due and the amount by which a Participant's Account is reduced under
Section 5.8. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company under the Plan and the Participant or Beneficiary, as applicable, shall have no further right to his Deferral Account.

     6.6 CONTROLLING LAW. The law of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan to the extent not preempted by ERISA.

     6.7 GENDER AND NUMBER. Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.

     6.8 ACTION BY THE COMPANY. Except as otherwise specifically provided herein, any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors of the Company or by action of any member of the Committee or person(s) authorized by resolution of the Board of Directors of the Company.


                                  SECTION 7

                           EMPLOYER PARTICIPATION

     Any subsidiary of the Company incorporated under the laws of any state in the United States (an "Employer") may, with the approval of the Committee and under such terms and conditions as the Committee may prescribe, adopt the corresponding portions of the Plan. The Committee may amend the Plan as necessary or desirable to reflect the adoption of the Plan by an Employer; provided, however, that an adopting Employer shall not have the authority to amend or terminate the Plan under Section 8.


                                  SECTION 8

                          AMENDMENT AND TERMINATION

     The Company intends the Plan to be permanent, but reserves the right at any time by action of its Board of Directors to modify, amend or terminate the Plan; provided, however, that any amendment or termination of the Plan shall not reduce or eliminate any Deferral Account accrued through the date of such amendment or termination. The Committee shall have the same authority to adopt amendments to the Plan as the Board of Directors of the Company in the following circumstances:

          (a) to adopt amendments to the Plan which the Committee determines are necessary or desirable for the Plan to comply with or to obtain benefits or advantages under the provisions of applicable law, regulations or rulings or requirements of the Internal Revenue Service or other governmental or administrative agency or changes in such law, regulations, rulings or requirements; and

          (b) to adopt any other procedural or cosmetic amendment that the Committee determines to be necessary or desirable that does not materially change benefits to Participants or their Beneficiaries or materially increase the Company's or adopting Employers' obligations under the Plan.

The Committee shall provide notice of amendments adopted by the Committee to the Board of Directors of the Company on a timely basis.

     Executed in multiple originals this 4th day of December, 1998


                                SARA LEE CORPORATION

                                By:           /s/ Gary C. Grom
                                  -------------------------------------------
                                                Gary C. Grom
                                Title: Senior Vice President, Human Resources

                                     APPENDIX A
                                         TO
                                SARA LEE CORPORATION
                        EXECUTIVE DEFERRED COMPENSATION PLAN

                                 GLOSSARY OF TERMS

As used herein, the term:

     (1) "Annual Base Salary" means the regular rate of compensation to be paid to the Eligible Employee for services rendered during the Plan Year excluding severance or termination payments, commissions, foreign service payments, payments for consulting services and such other unusual or extraordinary payments as the Committee may determine.

     (2) "Annual Bonus" means an Eligible Employee's annual bonus for a year due under an annual bonus plan or any other short-term incentive plan of the Company or an Employer.

     (3) "Beneficiary" means the individual(s) or entity designated by a Participant to receive the balance of the Participant's Deferral Account in the event of the Participant's death prior to the payment of the Participant's entire Deferral Account.

     (4)  "Code" means the Internal Revenue Code of 1986, as amended.

     (5) "Committee" means the Compensation and Employee Benefits Committee of the Board of Directors of the Company.

     (6)  "Company" means Sara Lee Corporation.

     (7)  "Deferral" means the amount deferred pursuant to a Deferral
Election.

     (8) "Deferral Account" means the bookkeeping account established in the name of the Participant to hold all amounts deferred pursuant to a Participant's Deferral Elections under the Plan.

     (9) "Deferral Crediting Date" means the business day coinciding with or next following the 15th day of each calendar month and the business day coinciding with or next following the last day of each calendar month.

     (10) "Deferral Election" means a participant's irrevocable election to defer receipt of an Incentive Payment, an Annual Bonus, and/or Annual Base Salary for a Plan Year.

     (11) "Distribution Date" means the date on which an Eligible Employee elects to have a Deferral paid pursuant to a Deferral Election.

     (12) "Effective Date" means the effective date of the Plan, August 26, 1998.

     (13) "Eligible Employee" means each "A", "B" and "C" level executive of the Company or an Employer on a U.S. payroll and each other executive of the Company or an Employer who is identified as eligible by the Committee.

     (14) "Employer" means any subsidiary of the Company incorporated under the laws of any state in the United States.

     (15) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (16) "Incentive Payment" means any payment due under a long-term performance incentive plan of the Company or an Employer.

     (17) "Interest Account" means the investment alternative under which interest is credited to a Participant's Deferral Account each Plan Year.

     (18) "Market Value" of Sara Lee common stock means the average of the high and low quotes for Sara Lee common stock on the applicable day on the New York Stock Exchange Composite Transaction Tape.

     (19) "Participant" means any Eligible Employee who makes a Deferral Election or has an Account under the Plan.

     (20) "Plan" means the Sara Lee Corporation Executive Deferred Compensation Plan.

     (21)  "Plan Year" means the calendar year.

     (22) "Prior Plan" means any non-qualified, unfunded plan of deferred compensation maintained by the Company for a select group of management and highly compensated employees of the Company and participating subsidiaries of the Company prior to the Effective Date.

     (23) "Re-Deferral Election" means a Participant's irrevocable election to extend a Distribution Date.

     (24) "Stock Equivalent Account" means the investment alternative under which a Participant's Deferral Account is treated as if it is invested in Sara Lee common stock equivalents.

     (25) "Trust" means the grantor trust or trusts, if any, that the Company or an Employer may maintain to hold assets to be used for payment of benefits under the Plan.

     (26) "Unforeseeable Financial Emergency" means a severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant;
(ii) loss of the Participant's property due to casualty; or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Committee.

     (27) "Valuation Date" means the business day coinciding with or next following each June 30 and December 31.










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